Exhibit 99.4

All t o g e the r better

Dis c laimer 2 This investor presentation (“Investor Presentation”) is for informational purposes and does not constitute an oﬀer to sell, a solicitation of an oﬀer to buy, or a recommendation to purchase any equity, debt or other financial instruments of Sharecare Inc . (“Sharecare” or the “Company”) or Falcon Capital Acquisition Corp . (“FCAC”) or any of their respective aﬃliates . The Investor Presentation has been prepared to assist investors in making their own evaluation with respect to the proposed business combination, as contemplated in the definitive merger agreement entered into by FCAC and Sharecare, and for no other purpose . It is not intended to form the basis of any investment decision or any other decision in respect of the business combination . The information contained herein does not purport to be all - inclusive . The data contained herein is derived from various internal and external sources . No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein . Any data on past performance or modeling contained herein is not an indication as to future performance . FCAC and Sharecare assume no obligation to update any information in this Investor Presentation, except as required by law . The listing of customers and associated marks are meant to represent a sampling of customers that use our products and services as of January 2021 for diligence and informational purposes only and do not constitute any representation regarding the ongoing relationship or endorsement of any particular customer . Important Information About the Business Combination and Where to Find It In connection with the proposed business combination, FCAC intends to file a registration statement on Form S - 4 (the "Registration Statement") with the U . S . Securities and Exchange Commission (the “SEC”), which will include a proxy statement/prospectus, and certain other related documents, to be used at the meeting of FCAC stockholders to approve the proposed business combination . Investors and security holders of FCAC are urged to read the proxy statement/prospectus, any amendments thereto and other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about Sharecare, FCAC and the proposed business combination . The definitive proxy statement/ prospectus will be mailed to stockholders of FCAC as of a record date to be established for voting on the proposed business combination . Investors and security holders will also be able to obtain copies of the Registration Statement and other documents containing important information about the business combination and the parties to the business combination once such documents are filed with the SEC, without charge, at the SEC's web site at www . sec . gov, or by directing a request to : info@ariliam . com . Participants in the Solicitation FCAC and its directors and executive oﬃcers, under SEC rules, may be deemed participants in the solicitation of proxies from FCAC's stockholders with respect to the proposed business combination . A list of the names of those directors and executive oﬃcers and a description of their interests in FCAC is contained in the final prospectus for FCAC's initial public oﬀering, which was filed with the SEC on September 23 , 2020 , and is available free of charge at the SEC's web site at www . sec . gov, or by directing a request to : info@ariliam . com . Additional information regarding the interests of such participants will be set forth in the Registration Statement for the proposed business combination when available . Each of Sharecare and its directors, executive oﬃcers and other members of its management and employees, under SEC rules, may also be deemed to be participants in the solicitation of proxies from the stockholders of FCAC in connection with the proposed business combination . A list of the names of such directors and executive oﬃcers and information regarding their interests in the business combination will be contained in the Registration Statement for the business combination when available . No Oﬀer or Solicitation This Investor Presentation does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the business combination . This Investor Presentation also does not constitute an oﬀer to sell or the solicitation of an oﬀer to buy securities, nor will there be any sale of securities in any state or jurisdiction in which such oﬀer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction . No oﬀering of securities will be made except by means of a prospectus meeting the requirements of Securities Act of 1933 , as amended, or an exemption therefrom . Industry and Market Data This presentation includes information and statistics regarding market participants in the sectors in which Sharecare competes and other industry data which was obtained from third - party sources, including reports by market research firms and company filings. Trademarks This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, SM © or ® symbols, but FCAC and Sharecare will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. Use of Non - GAAP Financial Measures This presentation includes non - GAAP financial measures . FCAC and Sharecare believe that these non - GAAP measures are useful to investors for two principal reasons . First, they believe these measures may assist investors in comparing performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance . Second, these measures are used by Sharecare’s management to assess its performance . FCAC and Sharecare believe that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends . These non - GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP . Other companies may calculate these non - GAAP financial measures diﬀerently, and therefore such financial measures may not be directly comparable to similarly titled measures of other companies . In addition, such information and data may not be included in, may be adjusted in or may be presented diﬀerently in any proxy statement or registration statement to be filed by FCAC with the SEC . A reconciliation of certain of these non - GAAP financial measures to their most comparable GAAP measure is set forth in a table included at the end of this presentation .

Disclaimer (continued) 3 Projections This Investor Presentation contains projected financial information with respect to Sharecare . Such projected financial information constitutes forward - looking information, is for illustrative purposes only and should not be relied upon as necessarily indicative of future results . The assumptions and estimates underlying such projected financial information are inherently uncertain and subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to diﬀer materially from those contained in the projected financial information . See “ Forward Looking Statements and Investment Considerations ” paragraph below . Actual results may diﬀer materially from the results contemplated by the projected financial information contained in this Investor Presentation, and the inclusion of such information in this Investor Presentation should not be regarded as a representation by any person that the results reflected in such projections will be achieved . Neither the independent auditors of FCAC nor the independent registered public accounting firm of Sharecare audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this Investor Presentation, and, accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Investor Presentation . Forward Looking Statements and Investment Considerations This presentation also contains forward - looking statements, which may be identified by such words as “may”, “should”, “would”, “plan”, “intend”, “expect”, “believe”, “anticipate”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “outlook”, or other similar expressions, words or phrases, or by their context . These statements include statements regarding the industry in which the combined companies will operate, future events, the proposed transactions between FCAC and Sharecare, the estimated or anticipated future results and benefits of the combined company following the transaction, including the likelihood and ability of the parties to successfully consummate the proposed transaction, future opportunities for the combined company, and other statements that are not historical facts . These statements are made on the basis of current knowledge and current expectations of FCAC and Sharecare management and, by their nature, involve numerous assumptions and uncertainties and are not predictions of actual performance . Nothing set forth herein should be regarded as a representation, warranty, or prediction that FCAC or Sharecare will achieve or are likely to achieve any particular future result . Various factors could cause actual future results, performance or events to diﬀer materially from those described herein . This presentation does not purport to be all - inclusive or to contain all the information that a prospective investor may desire in making an evaluation . Each investor must conduct and rely on its own evaluation, including of the associated risks, in making an investment decision . Some of the factors that may impact future results and performance may include, without limitation : You should not construe the contents of this presentation as legal, business, or tax advice and should consult with your own attorney, business advisor, and tax advisor as to legal, business, tax, and related matters related hereto . You must rely on your own examination of FCAC or Sharecare or in this presentation, including the merits and risks involved, and not on any representation made or alleged to have been made by FCAC or Sharecare . You should also consult your own legal, tax, or investment counsel regarding the legality or suitability of your investment in these securities under applicable legal, investment, or similar laws, regulations, or fiduciary standards . The information in this document is not targeted at the residents of any particular country and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation . Furthermore, the securities referred to in this document are not available to persons resident in any jurisdiction or country where such distribution would be contrary to local law or regulation . ANY INDICATION OF INTEREST FROM PROSPECTIVE INVESTORS IN RESPONSE TO THIS PRESENTATION INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND . • • • Changes in the business environment in which Sharecare or FCAC operate; The impact of pending and future litigation and governmental investigations and inquiries; Changes in U.S. federal, U.S. state, and non - U.S. laws and regulations, their interpretation, their enforcement, or the regulatory climate applicable to our business, and their impact on our ability to operate our business; Outages, disruptions, breaches, errors or failures in our products, services, computer systems, and software, which could expose us to financial and legal harm and adversely aﬀect our operating results and growth prospects; The loss of one or more members of FCAC or Sharecare management teams; The inability of the parties to successfully or timely consummate the proposed transaction, including the risk that the required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely aﬀect the combined company or the expected benefits of the transaction, or that the approval of the stockholders of FCAC is not obtained; • • • • Failure to realize the anticipated benefits of the transaction, including as a result of a delay in consummating the transaction or a delay or diﬃculty in integrating the business of FCAC and Sharecare; Uncertainty as to the long - term value of FCAC common stock; Our integration of, and realization of anticipated benefits, including synergies from, acquisitions; Our ability to obtain additional capital to support growth, which may not be available on terms acceptable to us, if at all; The transition to becoming a public company, resulting increases in legal, accounting and compliance expenses, and the impact of our public financial and other disclosures on our negotiations and arrangements with key counterparties; Those discussed in FCAC’s final prospectus relating to the initial public oﬀering filed with the SEC on September 23, 2020 under the heading “Risk Factors” and other documents of FCAC on file with the SEC or in the Registration Statement that will be filed with the SEC by FCAC. • • • • •

Proven Track Record ALL T OGETHER BETTER 1994 QDS, Founder Remote patient monitoring sold to Matria Healthcare 1998 WebMD, Founder Leading healthcare website sold for $4B 2007 HowStuffWorks, CEO Sold to Discovery Communications 4 2010 Sharecare, Founder, CEO and Chairman Comprehensive health and well - being solution to help you build a longer, better life

V ision ALL T OGETHER BETTER Sharecare is a health & well - being digital hub that unifies all the elements of individual and community health so everyone can live better, longer . We provide an interoperable platform integrating fragmented point solutions and disparate stakeholders to foster a frictionless user - friendly experience that engages people across the dynamic continuum of their healthcare needs . We’re all together better when: • we unify the entire ecosystem – health plans, employers, providers, life sciences – into one connected system • we turn point solutions into an integrated platform in the palm of a person’s hand • we turn individual progress into community transformation All Together Better 5

P am Shipley COO, GM Enterprise Laura Klein EVP/GM, Consumer Solutions Dawn Whaley President, Chief Marketing O ﬃ cer Naveen Saxena Chief Technology O ﬃ cer Natalie Schneider EVP/GM, Provider Solutions Medical Director, Behavioral Health Jud Brewer, MD, PhD Michael Crupain, MD, MPH Chief Medical O ﬃ cer Jeﬀ Arnold Founder, Chairman, CEO Justin Ferrero President, CFO ALL T OGETHER BETTER Diverse Team of Innovators, Operators, and Unifiers 6

Sharecare Overview ALL T OGETHER BETTER LIVING ROOM FINANCIAL • A comprehensive digital solution helping people build longer, better lives • Operating across three divisions: INVESTMENT PARTNERS EXAM ROOM W ORKPL A CE ENTERPRISE PR O VIDER CONSUMER SO L UTIONS SHARE C ARE B Y THE NUMBERS 7 2012 health system clients 127 launched Sharecare platform ~64K employer clients top life sciences brands $450M total capital raised $396M 2021E revenue $31M 2021E adjusted EBIT D A 7M+ eligible lives 6K+